                                                                    Exhibit 99.1

CAYUGA NATION MOVING FORWARD WITH CATSKILL  CASINO PLANS AFTER 2ND CIRCUIT COURT
OF APPEALS RULING

MONTICELLO,  N.Y--June  28,  2005--Empire  Resorts,  Inc.  (NASDAQ:  NYNY) today affirmed  that it is  continuing  its efforts to develop a casino for the Cayuga
Nation of New York  following a decision  by the  Federal  2nd Circuit  Court of
Appeals.  The decision  reversed a lower court decision  finding in favor of the
Cayuga  Nation  against  the State of New York and  followed  a recent  decision adverse to the Oneida Nation by the United States Supreme Court. Citing the U.S.
Supreme Court  decision in Sherrill vs. Oneida  Indian  Nation,  the court found that the Cayugas' claim was barred.

"This is an area of the law that has seen a number  of recent  developments  and this is only a part of a  complex  effort  to  sort  out  ancient  controversies affecting our Native American partners," said David P. Hanlon, president and CEO of Empire. "The courts have a role in clarifying certain matters, but reaching a final  solution  will  ultimately  involve the State of New York and the federal government, as well as the courts."

Mr.  Hanlon  noted that the  company's  efforts to develop a casino  project had never been based on the any land  claims,  even  though the  project  had been a consideration in settlement discussions.  The existence or non-existence of a of a land claim does not negate the 2001 New York State legislation that authorizes up to three Native American casinos in the Catskills. "The land claim litigation played no part in our  applications  for  approval of the project by the federal government," Mr. Hanlon added,  noting that the project had already received key environmental  and local impact  determinations  by the BIA's Area  Office.  "We continue to be  confident  that the State of New York will find a way to achieve the right result for the Cayuga Nation and other Native American governments and that this project can be fully approved and satisfy all the legal requirements."

He continued,  "This decision brings some clarity to an unresolved and uncertain legal issue. This clear judgment from the 2nd Circuit will allow both parties to now focus on the issue at hand - revenue and economic  growth for the  taxpayers of the State of New York and the people of the Cayuga Nation."

About Empire Resorts, Inc.

Empire  operates the  Monticello  Raceway and is involved in the  development of other legal  gaming  venues in New York.  Empire  opened  Mighty M Gaming at the
Raceway site on June 30, 2004.  This  facility  features over 1,700 video gaming machines and amenities such as a 350-seat buffet and live nightly entertainment.
Together with the Cayuga Nation of New York,  Empire has also announced plans to develop a $500 million "Class III" Native  American  casino and resort on a site adjacent to the Raceway, and the company is also working to develop other gaming and non-gaming resort projects in the Catskill's region.

Statements in this press release  regarding the company's  business that are not historical  facts  are  "forward-looking  statements"  that  involve  risks  and uncertainties,  including  the  need for  regulatory  approvals,  financing  and successful completion of construction. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private  Securities  Litigation  Reform Act of 1994, and as
such,  speak only as of the date made.  To the extent the  content of this press release  includes  forward-looking  statements,  they involve  various risks and uncertainties  including  (i) the risk that the various  approvals  necessary as described  herein and other  approvals  required to be obtained  from the United
States  Congress,  the Bureau of Indian  Affairs,  the  National  Indian  Gaming
Regulatory  Commission,  the Governor of the State of New York and various other federal,  State and local governmental entities are not received,  (ii) the risk that financing  necessary for the proposed  programs or projects may not be able
to  be  obtained  because  of  credit  factors,   market   conditions  or  other
contingencies,  (iii) the risk that sovereign  Native  American  governments may exercise  certain broad rights with regard to termination of its agreements with the company (iv) the risk of  non-compliance  by various  counterparties  of the related  agreements,  and (v) general  risks  affecting the company as described from  time to time in it's  reports  filed  with  the  Securities  and  Exchange
Commission.  For a full discussion of such risks and uncertainties,  which could cause  actual  results to differ  from those  contained  in the  forward-looking statements,  see "Risk Factors" in the company's  Annual Report or Form 10-K for the most recently ended fiscal year.

Contact:

     Empire Resorts

     Charles A. Degliomini, 845-807-0001

     or

     Investor Contact:

     Lippert/Heilshorn & Associates, Inc.

     Jody Burfening / Chris Witty, 212-838-3777

     cwitty@lhai.com

     or

     PR Contact:

     5W Public Relations

     Adam Handelsman / Jules Feiler, 212-999-5585

     ahandelsman@5wpr.com